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                      CONVERTIBLE DEBENTURE REDEMPTION AGREEMENT



    THIS CONVERTIBLE DEBENTURE REDEMPTION AGREEMENT ( "Agreement") is made as of this 23rd day of May, 1997, by and between INFINITY INVESTORS LIMITED, a corporation organized and existing under the laws of Nevis, West Indies (the "Holder"), and INTEK DIVERSIFIED CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America (the "Company").

    WHEREAS, THE Holder purchased, pursuant to that certain Convertible Debenture Purchase Agreement made as of February 6, 1997 between the Company and the Holder (the "Purchase Agreement"), acquired from the Company, (i) one or more 7.5% Convertible Debentures Due 2000 issued by the Company, in the principal aggregate amount of U.S. $1.0 million (the "Debentures"), and (ii) one or more Offshore Warrants to purchase up to 212,500 shares of Common Stock, par value U.S. $0.01 per share ("Common Stock"), of the Company (the "Warrants"), in each case outside of the "United States" (as that term is defined in Regulation S under the U.S. Securities Act of 1933, as amended); and

    WHEREAS, the Company desires to redeem and the Holder desires to permit the Company to redeem the Debentures:

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                      ARTICLE I

                               REDEMPTION OF DEBENTURES


    1.1 REDEMPTION. Subject to the conditions set forth in 1.2, below, at the Closing (as hereafter defined), the Company shall redeem the Debentures from the Holder for an aggregate of $2,243,750.00 (the "Redemption Price") representing 110% of the principal amount of the Debentures being redeemed, together with accrued and unpaid interest at the rate of 7.5% from the date of issuance of the Debentures until May 23, 1997.

    1.2 CLOSING. The closing of the purchase and sale of the Debentures (the "Closing") shall take place on May 23, 1997. The date of this Agreement is sometimes hereinafter referred to as the "Closing Date." The Closing shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, or at such other time and/or place as the Holder and the Company may agree.


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    1.3  DELIVERIES BY THE COMPANY AT THE CLOSING.  At the Closing, the Company
shall deliver to the Holder the Redemption Price, as determined pursuant to this
Article I, in United States dollars in immediately available funds by wire transfer to the account designated in writing by the Holder on the signature page hereof and will cancel the Debentures.

    1.4 DELIVERIES BY THE HOLDER AT THE CLOSING. At the Closing, the Holder shall deliver to the Company the executed original Debentures.


                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES


    2.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   The Company hereby
makes the following representations and warranties to the Purchaser as of the Closing Date:

         (a) ORGANIZATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION; ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of its certificate of incorporation or bylaws or, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or to the knowledge of the Company result in a violation of any order, judgment, injunction, decree or other restriction of any U.S. court or governmental authority to which the Company is subject or by which any property or asset of the Company is bound or affected.

         (d) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by


                                          2

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any court, governmental or administrative agency or regulatory authority
(federal, state, county, local or foreign) that relates to or challenges the legality, validity or enforceability of this Agreement.

    The Holder acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Article II and Article III herein.

    2.2 REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby makes the following representations and warranties to the Company as of the Closing
Date:

         (a) ORGANIZATION, AUTHORIZATION; ENFORCEABILITY. The Holder is an entity duly organized and validly existing and in good standing under the laws of its jurisdiction of organization. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (b) CONSENTS AND AUTHORIZATIONS. The Holder is not required to obtain any consent, waiver, authorization or order of, or make any filing notice or registration with, any court or governmental authority or other person in connection with the execution, delivery and performance by the Holder of this Agreement.

         (c) ACCESS TO INFORMATION; RELIANCE. The Purchaser and its representatives have been afforded the opportunity to review all reports filed by the Company under the U.S. Securities Exchange Act of 1934, as amended, other publicly available information regarding the Company, and to ask such questions and receive such answers, as the Holder deemed necessary to make an informed decision. Notwithstanding anything herein to the contrary, the Holder acknowledges that it is relying solely on the representations and warranties of the Company set forth in Article II and its own investigation in evaluating the transactions contemplated by this Agreement.

         (d) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending, or, to the knowledge of the Holder, threatened against or affecting the Holder or any of its affiliates or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that relates to or challenges the legality, validity or enforceability of this Agreement.


                                          3

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         (e)  CERTAIN WARRANTIES.   The representations and warranties of the
Holder set forth in paragraphs 2.2(c) and (g) of the Purchase Agreement were true at the time of the closing therein and those set forth in paragraph 2.2 (f) of the Purchase Agreement are true as if set forth in full herein.

    The Company acknowledges and agrees that the Holder makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Article II and Article III herein.


                                     ARTICLE III

                           OTHER AGREEMENTS OF THE PARTIES


    3.1 RELEASE BY HOLDER. The Holder, in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged; hereby releases and discharges the Company, its successors, subsidiaries, affiliates, employees, owners, officers, directors, governors, partners, predecessors, assigns, agents, representatives and attorneys, from any and all causes of action, actions, judgments, liens, damages, losses, claims, liabilities, and demands whatsoever, whether known or unknown, which each other had, now has, or hereafter can, shall or may have, however arising, including by reason of any duty, breach, act, omission, condition or occurrence through and including the date of this Agreement and/or by reason of any fact, act, matter, cause or thing of any kind whatsoever, including without limitation any alleged claim arising out of the Purchase Agreement and the Brown Simpson Agreement, except (i) any claim arising out of a breach of this Agreement; and (ii) any claim arising out of the Warrant.

    3.2 RELEASE BY COMPANY. In consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged; hereby releases and discharges the Holder, its successors, subsidiaries, affiliates, employees, owners, officers, directors, governors, partners, predecessors, assigns, agents, representatives and attorneys, from any and all causes of action, actions, judgments, liens, damages, losses, claims, liabilities, and demands whatsoever, whether known or unknown, which each other had, now has, or hereafter can, shall or may have, however arising, including by reason of any duty, breach, act, omission, condition or occurrence through and including the date of this Agreement and/or by reason of any fact, act, matter, cause or thing of any kind whatsoever, including without limitation any alleged claim arising out of the Purchase Agreement, except (i) any claim arising out of a breach of this Agreement; and
(ii) any claim arising out of the Warrant.

    3.3 TERMINATION OF INVESTIGATION. The Company has instructed Parker, Chapin, Flateau & Klimpl, LLP to terminate its investigation of the purchase and sale of the Debentures.


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                                      ARTICLE IV

                                    MISCELLANEOUS

    4.1 EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such patrty incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Holder shall be responsible for the Holder's own tax liability that may arise as a result of the investment in the Debentures and Warrants and the transactions contemplated by this Agreement.

    4.2 SURVIVAL. The agreements and covenants contained in Article III and this Article IV shall survive the termination of this Agreement and the Closing. The representations and warranties of the Company and the Holder contained in Article II shall survive for a period of one year after the Closing Date.

    4.3 NOTICES. All notices or other communications hereunder shall be in writing and given, and shall be deemed duly given and received if given, by facsimile, by nationally recognized overnight courier service or by mail, postage prepaid, to the applicable person as set forth below. Any such notice shall be deemed given and effective upon the earliest to occur of (i) the date of transmission of such facsimile at the facsimile telephone number specified in this Section, (ii) on the second Business Day following the date of mailing if sent by nationally recognized overnight courier service, (iii) five Business Days after deposit in the United States mails or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such communications shall be:



    If to the Company:       INTEK Diversified Corporation
                             c/o Securicor Telesciences Inc.
                             351 New Albany Road
                             Moorestown, NJ  08057
                             United States of America
                             Facsimile No.:  (609) 866-0185
                             Attention:  Lee R. Montellaro, CFO


    With a required copy to: Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             Cleveland, Ohio 44114
                             United States of America
                             Facsimile No.: (216) 621-6536
                             Attention: Steven Wasserman, Esq.

                             -and-


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                             Sommer & Schneider LLP
                             600 Old Country Road, Suite 535
                             Garden City, NY  11530
                             Facsimile No.:  (516) 228-8211
                             United States of America
                             Attention:  Herbert H. Sommer, Esq.


    If to the Holder:        Fairway Capital Limited
                             c/o Trident Trust Company (Cayman) Limited
                             1 Capital Place
                             P.O. Box 847
                             Grand Cayman, Cayman Island, B.V.I.
                             Facsimile No.:  (809) 949-0881
                             Attention:  G. McLaughlin

    With a copy to:          HW Finance, L.L.C.
                             4000 Thanksgiving Tower
                             1601 Elm Street
                             Dallas, Texas 75204
                             United States of America
                             Facsimile No.:  (214)720-1662
                             Attention:  Stuart Chasanoff, Esq.

                             -and-


                             Brown Simpson, LLC
                             Carnegie Hall Tower
                             152 West 57th Street, 40th Floor
                             New York, New York 10019
                             United States of America
                             Facsimile No.:  (212) 247-1329
                             Attention:  Matthew Brown

                             -and-

                             Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                             New York, New York  10104
                             United States of America
                             Facsimile No.:  (212) 541-4630
                             Attention:  Eric L. Cohen, Esq.


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    4.4  AMENDMENTS; WAIVERS.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, or, in the case of a waiver, by the party against whom enforcement of any such wavier is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing wavier in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

    4.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    4.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

    4.9 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

    4.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

    4.11 COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the originally executed signature page to be delivered to the other party within two Business Days of the execution and delivery hereof.


                                          7

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first indicated above.


                                  "COMPANY"

                                  INTEK DIVERSIFIED CORPORATION


                                  By: /s/
                                     ---------------------------------
                                     Name: Lee R. Montellaro
                                     Title:  Chief Financial Officer


                                  "HOLDER"

Wire Instructions:                INFINITY INVESTORS LIMITED


                                  By: /s/
                                     ---------------------------------
                                     Name: J.A. Lougaran
                                     Title: Director


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